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                                                                   EXHIBIT 10.1

                                LICENSE AGREEMENT

     This Agreement made and entered into as of this 30th day of June, 1996, by and between NEAL WALLACH, a citizen of the United States (hereinafter "Licensor"), and ENDLESS YOUTH PRODUCTS, INC., a Nevada corporation (hereinafter "Licensee").

     WHEREAS, Licensor is the owner of certain Proprietary Rights (as hereinafter defined); and

     WHEREAS, Licensor wishes to grant to Licensee and Licensee wishes to acquire certain rights and licenses in connection with the Proprietary Rights;

     NOW, THEREFORE, in consideration of the mutual covenants, obligations and undertakings set forth hereinafter, the parties do hereby agree as follows:

     1.     DEFINITIONS.

            1.1 The term "Marks" shall mean the designations set forth on the attached Exhibit "A", as may be amended from time to time upon mutual agreement by the parties.

            1.2 The term "Proprietary Rights" shall mean any and all applications and registrations secured and to be secured for the Marks; the good will associated therewith; and any and all other rights and privileges provided under the trademark, unfair competition and other laws of the United States, the individual states thereof and jurisdictions foreign thereto with respect to the Marks.

            1.3 The term "Licensed Goods/Services" shall mean those goods and services set forth on attached Exhibit "B", as may be amended from time to time upon mutual agreement by the parties.

            1.4   The term "Territory" shall mean the entire world.

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     2.     GRANT.

            2.1 Licensor hereby grants to Licensee and Licensee hereby accepts a license during the Term (as defined below) solely to use the marks under the proprietary rights in connection with the provision of licenses goods/services all in accordance with the terms and provisions of this Agreement.

            2.2 During the Term, Licensor reserves to itself, its agents, affiliates, distributors, representatives, licensees, franchisees and customers and their successors and assigns. The right to use the marks for any and all purposes not inconsistent with Licencee's rights provided herein.

            2.3 No trademark other than the marks shall be used or shall be affixed by Licensee to any of the licensed goods/services without the prior written consent of Licensor which consent may be granted or withheld by Licensor in the exercise of its good faith subjective discretion.

     3.     ROYALTIES.

            3.1 Upon execution hereof by Licensee, Licensee shall pay to Licensor the sum of $10.00.

            3.2 As additional consideration for the rights granted by Licensor to Licensee hereunder, Licensee shall pay to Licensor three percent (3%) of Licensee's gross sales for each monthly period at the times and in the manner hereinafter set forth. In connection therewith, Licensee guarantees Licensor a minimum royalty in the amount of $50,000 per year during the Term which shall be due and payable each year on the anniversary date of this Agreement. In addition, Licensee shall reimburse Licensor for its ongoing expenses incurred in connection with maintaining current and effective registrations of the Marks. In the event Licensor consents to the grant by

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Licensee of any sublicense or similar arrangement by which Licensee's revenue is dependent on a percentage or minimum fee arrangement with another party, which such sublicense or arrangement must be approved by Licensor (which approval may be granted or withheld by Licensor in the exercise of its good faith subjective discretion), the parties agree to share in any gross revenue and any other revenues generated by such sublicenses or arrangements forty percent (40%) to Licensor and sixty percent (60%) to Licensee.

            3.3 The royalties payable by Licensee to Licensor hereunder shall be paid monthly in arrears by check drawn on a bank acceptable to Lessor within twenty-five (25) days after the end of each calender month (or partial calendar month) during the Term and within twenty-five (25) days after the date of expiration of termination of this Agreement.

            3.4 Licensee shall provide Licensor monthly, simultaneously with the payment of the royalties due Licensor, with a written report in such detail as Licensor shall reasonably request disclosing the sources and amount of Licensee's sales during the preceding month and the royalties due with respect to such sales pursuant to the terms of this Agreement.

     4.     QUALITY CONTROL.

            4.1 The parties acknowledge that the quality of goods/services provided by Licensee in connection with the Marks is controlled by Licensor. Licensee shall adhere to the quality control provisions hereunder. In addition, Licensee shall require its sublicensees to adhere to all of the terms and conditions of this Agreement, including the quality control provisions hereunder. Any right of Licensor hereunder shall apply with the same force and effect with respect to any sublicensee.

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            4.2   Upon request by Licensor, Licensee shall immediately submit to Licensor samples of any and all advertising, marketing, and promotional materials to be used by Licensee in connection with the provision of Licensed Goods/Services, for purposes of inspection and approval and to determine if such materials meet the standards of quality acceptable to Licensor.

            4.3 Licensee shall use the Marks on marketing, advertising, and promotional materials only in the manner of display illustrated in the attached Exhibit "A" or in a manner of display otherwise approved in writing by Licensor prior to use by Licensee. Licensor shall have the right to alter the required manner of display of the Marks by Licensee at any time during the continuance hereof.

            4.4 Licensee shall permit Licensor, at regular business hours, upon reasonable notice and acting through such agents or representatives as Licensor may designate, to inspect Licensee's facilities to insure that Licensed Goods/Services are being rendered in conformity with standards of quality acceptable to Licensor.

            4.5 Licensee shall not use the Marks or any variation thereof in any advertising or promotional material in a manner which may detract from or impair the integrity, character, or dignity of the Marks or reflect unfavorably upon Licensor.

            4.6 Should Licensee or one or more of its sublicensees fail to comply with any one or more of the provisions hereunder, or fail, to the satisfaction of Licensor, to meet the standards of quality with respect to Licensed Goods/Services established by Licensor, Licensor shall have the right to terminate this Agreement in accordance with the provisions of
Section 6.2.1, which termination shall automatically terminate any sublicenses granted by Licensee.

     5.     OWNERSHIP.

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            5.1   Licensee recognizes and acknowledges the validity of
Licensor's rights in and to the Proprietary Rights and any and all applications and registrations secured and to be secured therefor, and Licensee further agrees not to challenge the validity of the Proprietary Rights, and not to oppose or petition to cancel any applications filed or registrations received in respect of such rights.

            5.2 All rights created by or arising from use of the Marks by Licensee shall be and remain the sole and exclusive property of Licensor, and Licensee does hereby waive and renounce any and all claims to such rights.

     6.     TERM.

            6.1 Unless this Agreement is sooner terminated as provided herein, it shall remain in force throughout an initial period of five (5) years from the date first stated above and shall be automatically renewed for an additional five-year period unless either party gives written notice to the contrary prior to the date of expiration of such initial or subsequent periods.

            6.2 Without prejudice to any other right, Licensor shall have the right to terminate this Agreement upon written notice to Licensee if:

                  (a) Licensee shall have committed a breach of any obligation on its part hereunder and such breach shall remain uncured for thirty (30) days after notice of such breach to Licensee; or

                  (b) Licensee becomes insolvent, assigns for the benefit of creditors or is subject to any bankruptcy or receivership proceedings.

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            6.3   Termination of this Agreement for any reason shall be
without prejudice to any rights of either party against the other which may have accrued before the date of such termination.

            6.4 After termination of this Agreement, Licensee shall have no further express authorization or consent from Licensor to advertise, market, promote or provide License Goods/Services or any other product or service in connection with the Marks.

            6.5 Termination of the rights and licenses granted herein to Licensee shall automatically terminate any sublicenses created by Licensee.

     7.     MISCELLANEOUS.

            7.1 RELATIONSHIP OF THE PARTIES. Nothing in this Agreement shall be construed to place the parties in the relationship of partners, joint venturers or agents. Neither Licensee nor Licensor shall have the power to obligate or bind the other in any manner whatsoever. Licensor in no way represents itself as guarantor of the quality of any product or service manufactured, marketed, provided or sold by Licensee.

            7.2 NOTICE. Any communication or notice relating to this Agreement shall be in writing and shall be given by sending the same by confirmed facsimile transmission, in pre-paid certified mail, or by delivering the same by hand at the address of the receiving party as given hereinafter, and any notice so given shall be deemed to have been served three (3) days after it has been deposited in the U.S. mail, or as the case may be, at the time it is delivered by facsimile transmission or by hand:

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            If to Licensor:

                        Neal Wallach
                        c/o Heenan Blaikie
                        9401 Wilshire Boulevard, Suite 1100
                        Beverly Hills, CA 90212

            If to Licensee:

                        Endless Youth Products, Inc.
                        6767 West Tropicana, Suite 206
                        Las Vegas, NV 89103

            7.3 INTEGRATION. This Agreement supersedes and cancels any and all previous agreements and understandings between the parties pertaining to the subject matter hereof, and this instrument comprises the complete and final expression of the rights, obligations, duties and undertakings of the parties and sets forth all consideration, covenants, understandings and inducements pertaining hereto. This Agreement may be modified only in a writing signed by the duly authorized representatives of both parties.

            7.4 APPLICABLE LAW. Construction and performance of this Agreement shall be governed by the laws of the State of Nevada.

            7.5 ASSIGNABILITY. This Agreement and all rights, duties, obligations, and undertakings shall be binding upon and inure to the benefit of the successors and assigns of the parties; provided, however, that this Agreement and all rights, duties, obligations and undertakings set forth herein are personal to Licensee, whereby Licensee shall not assign or otherwise transfer, including by way of sublicense, any of such rights, duties, obligations or undertakings to any third parties without the prior written consent of Licensor, and any attempt at such assignment or transfer without such prior consent shall be without effect.

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     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by the authorized representatives.


Dated:   6/30/96                       Licensor:
       ---------------------


                                        /s/ Neal Wallach
                                       ---------------------------------------
                                       NEAL WALLACH



Dated:   6/30/96                       Licensee:
       ---------------------
                                       ENDLESS YOUTH PRODUCTS, INC.


                                       By  /s/ Neal Wallach
                                          ------------------------------------


                                       Its:  Chief Executive Officer
                                            ----------------------------------




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                                                                      EXHIBIT A

                                      MARKS

ENDLESS YOUTH

POWER CERTIFIED

ANTI-AGING FORMULATION

LIFE IS SUBHERB

YOUR HEALTH IS OUR WORLD






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